UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2010

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01, Regulation FD Disclosure.
Activant Solutions Inc. (the “Company”) is providing the following unaudited guidance for its fiscal year ended September 30, 2010:
a)	GAAP total revenues from continuing operations are expected to be in the range of $370 million to $371 million, slightly higher than the prior fiscal year.

b)	Non-GAAP Adjusted EBITDA from continuing operations is expected to be in the range of $114 million to $115 million, the midpoint of which is 3.2% higher than the prior fiscal year.

c)	GAAP net income is expected to be in the range of $27 million to $29 million, the midpoint of which is 24.6% higher than the prior fiscal year GAAP net income, excluding the impairment of Goodwill.

d)	Ending Cash and Cash Equivalents was approximately $74.3 million and the Company’s GAAP operating cash flow from continuing operations is expected to be in the range of $58 million to $59 million.
     Adjusted EBITDA means consolidated net income (loss) adjusted to exclude interest, taxes, depreciation and amortization, and further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the Credit Agreement and the indenture governing our senior subordinated notes. Other companies may define Adjusted EBITDA differently and, as a result, the Company’s measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. The Company’s management believes that the presentation of Adjusted EBITDA included in this report provides useful information to investors regarding the Company’s results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of the Company’s business. Although the Company uses Adjusted EBITDA as a financial measure to assess the performance of its business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate the Company’s business. Adjusted EBITDA included in this report should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. The reader is cautioned not to place undue reliance on Adjusted EBITDA.
     It is not practical to provide a reconciliation of Adjusted EBITDA for fiscal year 2010 to the most directly comparable GAAP measure, net income, because the elements of the allocations among the components of net income are not sufficiently certain at this time. Any of those items could be significant to our financial results.
     The Company is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
By:	/S/ TIMOTHY F. TAICH
	Name:	Timothy F. Taich
	Title:	Vice President and General Counsel

Date: November 8, 2010